UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2012

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
55 Network Drive Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On July 26, 2012, Dyax Corp. ("Dyax") and MedImmune Limited, formerly Cambridge Antibody Technology Limited ("MedImmune"), entered into an Amended and Restated License Agreement (the “Agreement”),which amended and restated the Amended and Restated License Agreement between Dyax and MedImmune dated as of July 30, 2007.

Under the Agreement, the term of the license granted by Dyax to MedImmune to use Dyax's antibody libraries to discover and develop antibody products has been extended for an additional five years to 2017.  In consideration for this extension, certain terms associated with the license granted by MedImmune to Dyax under MedImmune's antibody phage display patents were also amended.  The amended terms provide Dyax with an improved financial structure, including a reduced royalty obligation, and fewer contractual restrictions as it pertains to future activities under Dyax's Licensing and Funded Research Program, or LFRP.  MedImmune will continue to receive milestone payments and low single-digit royalty payments in connection with antibody products developed and commercialized by Dyax or its licensees under the Agreement.  For products developed by MedImmune or its licensees using Dyax's antibody libraries, no milestone payments are due but Dyax will receive low single-digit royalty payments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	August 1, 2012	By:	/s/ George Migausky
George Migausky,
Executive Vice President and
Chief Financial Officer